EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in (i) Registration Statement Nos. 333-36856, 333-82486, 333-115633, 333-115634, 333-150680, 333-162666 and 333-170774 of Enterprise Products Partners L.P. on Form S-8; (ii) Registration Statement No. 333-168049 of Enterprise Products Partners L.P. and Enterprise Products Operating LLC on Form S-3; and (iii) Registration Statement No. 333-165450 of Enterprise Products Partners L.P. on Form S-3 of our reports dated March 1, 2011, relating to the consolidated financial statements of Enterprise Products Partners L.P. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the effect of the merger of Enterprise GP Holdings L.P. with Enterprise Products Partners L.P. on November 22, 2010, which has been accounted for as an equity transaction as described in Note 1), and the effectiveness of Enterprise Products Partners L.P. and subsidiaries' internal control over financial reporting, appearing in this Annual Report on Form 10-K of Enterprise Products Partners L.P. for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
March 1, 2011